Exhibit 10.8

Contract No.:

Program Production and Broadcasting Agreement for “Dream Entrepreneurs” 2024

Party A: Beijing Dianqier Creative Interactive Media Culture Co., Ltd.

Authorized Representative: Xie Jiawei

Address: X38, 1st Floor, Building 1, No. 73 Changhong West Road, Xilu subdistrict, Fangshan District, Beijing

Tel: 13911050663

Email: 418033603@qq.com

Party B: Shanghai China Business News Media Co., Ltd.

Authorized Representative: Gong Beilan

Address: 9th Floor, No. 651 Nanjing West Road, Shanghai

Tel: 18621851219

Email: gongbeilan@yicai.com

Whereas:

This Contract has been fully presented to both Party A and Party B, and both parties have clearly understood and acknowledged the following:

1. [Beijing Dianqier Creative Interactive Media Culture Co., Ltd.] is the Party A under this Contract. Party A is a company legally established within the territory of the People’s Republic of China and duly registered and approved by the market supervision and administration authorities. Party A undertakes that it possesses the independent qualifications and capabilities to exercise the rights and perform the obligations under this Contract.

2. [Shanghai China Business News Media Co., Ltd.] is the Party B under this Contract. Party B manages and operates the [Yicai Channel] (hereinafter referred to as “the media operated by Party B”) and is qualified to exercise the rights and perform the obligations under this Contract.

Both parties, in accordance with the Civil Code of the People’s Republic of China, the Advertising Law of the People’s Republic of China, and other applicable laws and regulations, and adhering to the principles of good faith, friendly cooperation, and mutual benefit, have reached the following terms and conditions with respect to the cooperation on the production and broadcasting of the [Dream Entrepreneurs] television program for the year [2024]:

Term of the Contract: from July 1, 2024 to December 30, 2025

Cooperation Project

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Program Title: [Dream Entrepreneurs] (hereinafter referred to as the “Program”)

Cooperation Details – Yicai Channel

Program Broadcasting:

(1) Program Content and Standards: The program format shall be based on sample footage mutually recognized by both Parties as the final review standard.

(2) Program Length: Each episode shall be approximately [sixty (60)] minutes in duration (including a three (3) minute commercial slot), totaling [forty-eight (48)] episodes. The specific duration shall be subject to the final agreement between the Parties.

(3) Broadcast Channel: Shanghai Television – [Yicai Channel].

(4) Broadcast Schedule: First airing on Sundays at 20:00; rebroadcast on Saturdays at 13:00. The exact broadcast schedule shall be confirmed via email by the contact persons designated in this Contract.

Scope of Advertising Placement in the Program:

(1) Advertising related to the Dream Entrepreneurs program, including title sponsorship rights, special sponsorship, co-sponsorship, end credits advertising panels, acknowledgments to sponsoring enterprises, and similar advertisements, shall be sold by Party A, with all proceeds belonging to Party A.

(2) The three (3) minute advertising slot within the program shall be operated by Party A, with all proceeds belonging to Party A.

(3) The total duration of advertisements shall not exceed three (3) minutes. Any excess time shall be subject to a separate written agreement between the Parties regarding costs and broadcasting arrangements.

(4) The pricing and policy for external sales of program advertisements shall be based on the standard rate card and discount policy uniformly applied by Party B.

(5) Revenue from rebroadcasts shall be distributed in the same manner as revenue from first broadcasts.

Cooperation Details – Dongfang Television

Program Broadcasting:

(1) Program Content and Standards: The program format shall be based on sample footage mutually recognized by both Parties as the final review standard.

(2) Program Length: Each episode shall be approximately [sixty (60)] minutes in duration, totaling [thirty-six (36)] episodes. The specific duration shall be subject to the final agreement between the Parties.

(3) Broadcast Schedule: First 18 episodes: approximately Mondays at 12:30. Remaining 18 episodes: approximately Wednesdays at 22:45. The exact broadcast schedule shall be determined by Dongfang Television’s actual program lineup and shall prevail. Party B reserves the right to adjust the broadcast time for no more than three (3) episodes. The final schedule shall be confirmed via email by the contact persons designated in this Contract.

2. Scope of Advertising Placement in the Program:

Dongfang Television shall provide Party A with the advertising slots and commercial rights corresponding to the Program as broadcast on Dongfang Television for Party A’s operation. For program-related “Dream” advertising rights and corresponding advertising slots, both Parties may introduce advertising clients and sponsorship resources to Dongfang Television. If Dongfang Television secures sponsorship, the relevant advertising revenue shall belong to Dongfang Television; if Party A secures sponsorship, the relevant advertising revenue shall belong to Party A.

For the Program’s exclusive title sponsorship advertising rights and commercial rights, including exclusive advertising slot resources, Party A shall have priority ownership.

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Advertising and Revenue Sharing

Party A shall have the right to independently negotiate and execute agreements with advertisers, provided that prior to execution, Party A confirms with Party B that such advertisers do not conflict with the annual contracted advertising resources of Yicai Channel and Dongfang Television. All advertising revenue generated therefrom shall belong to Party A.

If mutually agreed, where Party A requires Party B to act as an agent for soliciting advertising from a client, Party B shall be entitled to charge a 15% advertising solicitation service fee, with the specific terms to be set forth in a separate advertising agency agreement between the Parties.

Party A guarantees that advertisers and sponsorship resources introduced by Party A shall not conflict with the annual contracted advertising resources of Yicai Channel and Dongfang Television. Party A shall also provide advertising orders in accordance with the requirements of Yicai Channel and Dongfang Television, and shall be responsible for the production and content review of the advertisements. Otherwise, Party B shall have the right to refuse to broadcast the relevant portion of the advertisement content or the finished advertisement, and Party A shall bear any and all liabilities arising therefrom (including but not limited to breach liabilities toward advertisers, advertising compensation, etc.).

The Parties hereby mutually confirm that the program Dream Entrepreneurs as stipulated in this Agreement shall be produced by a third-party company designated by both Parties. The designated third-party production company is as follows:

Company Name: Xiaolu Media (Nanjing) Co., Ltd.

Tax ID: 91320102MACM3XMY3X

Address: Room 603-1, 6/F, Building 2, Juhuiyuan, No. 108 Xuanwu Avenue, Xuanwu District, Nanjing

Bank Account: 5719 1955 2210 802

Contact Number: 13911050663

(Any change to the production company shall be effective only upon Party A’s prior written authorization.)

Article 2 – Rights and Obligations of Party A

Party A warrants that it holds the relevant qualifications to execute and perform this Contract. Upon execution of this Contract, Party A shall provide Party B with a copy of its valid business license and other qualification certificates. In the event that Party A does not possess the qualifications required to perform this Contract and causes any loss to Party B, Party A shall indemnify Party B in full. Likewise, if Party A loses such qualifications during the cooperation term, Party B shall have the right to unilaterally terminate the Contract, and Party A shall be liable for any resulting losses to Party B.

Party A shall be responsible for providing program-related guests and corporate resources, and for bearing all relevant filming, production, and related expenses.

To improve the quality of the program and achieve better communication and viewership results, both Parties agree to jointly discuss the standards and requirements for the program format and to cooperate in producing and reviewing pilot episodes. The pilot episodes shall comply with the standards and requirements for the program format established as above. Once approved by Party B, the pilot episodes shall be archived and serve as the benchmark for assessing the quality of subsequent program episodes. During the term of this Contract, if Party A proposes a new revision plan, it shall notify Party B at least four (4) weeks in advance, and both Parties shall work together to produce new pilot episodes, which shall then be submitted for review to the relevant authorities. Once the new pilot episodes are approved by Party B, they shall replace the previous ones as the benchmark for evaluating the final program, and any related episodes shall not fall below the standard of the new pilot episodes before being broadcast.

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Party A shall participate in joint discussions on program topics and related content planning. If a program has not been reviewed or has failed to pass the review, Party B shall have the right not to broadcast it and shall not bear any liability for breach of contract. Furthermore, when Party B provides opinions or improvement suggestions on the quality of the final program from a professional perspective, Party A shall respect and agree to make the modifications in order to enhance the program’s quality.

The topics, guests, and companies provided by Party A shall be consistent with Party B’s promotional advocacy. The program shall not contain any content that violates the current laws, regulations, policies, or social moral standards of the People’s Republic of China. The Parties may discuss proposed amendments; however, if Party A refuses to accept such amendments, Party B shall have the right to refuse to broadcast the program until it meets Party B’s broadcasting requirements, with Party A solely responsible for any consequences arising therefrom.

Party A warrants that any advertisements it operates within the program shall comply with the Advertising Law of the People’s Republic of China and other relevant laws and regulations, shall be consistent with public order and good morals, and shall not infringe upon the lawful rights and interests of any third party. Party A shall also provide Party B with copies of the relevant documentary proof, invoices, and approvals from the advertising client demonstrating compliance with advertising law requirements. Otherwise, Party B shall have the right not to broadcast the related advertisements.

Unless otherwise stipulated in this Contract, Party A shall not insert any advertisement content in the program that has not been agreed upon under this Contract. Otherwise, Party B may refuse to broadcast or declare the deletion of the relevant advertisement content, or settle it according to Party B’s currently valid advertising rate card. Any disputes arising from the broadcasting or deletion thereof shall be borne by Party A and shall not be related to Party B. If, for the reasons stated above or as otherwise agreed under this Contract, Party B deletes any segment of Party A’s program such that the broadcast duration of Party A’s program is less than the contracted duration, Party A shall bear the relevant responsibility, and it shall not be deemed that Party B is obligated to broadcast.

If, pursuant to the above provisions or other relevant provisions of this Contract, Party B deletes any program content or refuses to broadcast Party A’s program, Party A shall still pay the program broadcasting fee and advertising fee as stipulated in this Contract. If such deletion or refusal to broadcast results in the total number of episodes stipulated in this Contract not being broadcast within the contract period, the relevant responsibility shall be borne by Party A, and Party B shall have no obligation to continue broadcasting Party A’s program after the expiration of the contract period.

Party A shall have the right to establish official accounts on new media platforms such as Douyin, Weibo, Kuaishou, and WeChat, and to broadcast the complete program, video clips, or written introductions through such accounts. However, if the content involves Party B’s name or logo, it shall first be confirmed by email through the contacts designated under this Contract. During the performance of this Contract, neither Party shall infringe upon the lawful rights and interests of the other Party, and both Parties shall have a duty of confidentiality with respect to any business secrets involved. Prior to the official broadcast of the program, Party A shall not disclose any information to third parties without Party B’s consent.

The specific schedule for the program and advertising broadcasts shall be confirmed by email between the designated contacts of both Parties as stipulated in this Contract.

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Article 3 – Rights and Obligations of Party B

Party B shall be responsible for producing and broadcasting the Program, including program planning, filming, post-production, broadcasting, and other related matters.

Party B shall have the final approval right over each episode of the Program, and the review standard shall be based on the program pilot jointly approved by both Parties under this Contract. If during the review Party B discovers that the Program does not meet the approved standards, Party B shall have the right to immediately revise or replace the program content. Should Party A refuse to make the required revisions, replacements, or repairs, or if the revisions/replacements still fail to meet the standards, Party B shall have the right not to broadcast the Program, and any resulting losses shall be borne by Party A.

Party B shall have the right to review the program tapes and advertising tapes provided by Party A in terms of advertising content, presentation form, and technical standards. For any advertising content or presentation form that violates laws, regulations, or rules, or for program tapes or episodes that do not meet technical standards, Party B shall have the right to require Party A to make corrections, and until such corrections are made to meet the requirements, Party B shall have the right not to release them. Any losses arising therefrom shall be borne by Party A. However, Party B’s review of the legality of Party A’s program and advertising content shall not be construed as Party B assuming any responsibility for the legality of such program or advertising content.

In the event that, due to major festive events, orders from higher-level authorities, market factors, or changes in channel scheduling beyond Party B’s control, Party B is unable to broadcast Party A’s program on schedule, Party B may, after giving prior notice to Party A, adjust the program’s broadcast time, with the specific schedule to be mutually agreed upon by both Parties. Other than this, Party B shall bear no further liability.

If an omission or error in broadcasting occurs for reasons not attributable to Party A, the Parties may agree separately on a make-good broadcast. Other than this, Party B shall bear no further liability.

If government orders or other force majeure events result in program revisions, suspension, or delay, Party B shall give prior notice to Party A and jointly discuss quality assurance or other feasible broadcasting alternatives. If, after discussion, Party A refuses to accept such alternatives, this Contract shall be terminated immediately without Party B incurring any liability for breach, and both Parties shall settle the fees based on actual performance.

If the brand in Party A’s advertisement, or its advertiser, is found to be in violation of the Consumer Rights Protection Law or other laws and regulations, subject to consumer complaints, or if such brand is discovered to have adverse public opinion on the internet, social media, or other channels, or if it causes negative impact to Party B, Party B shall have the right to terminate the broadcast of the Program or advertisement. Should such circumstances lead to mass incidents, Party B shall also have the right to demand that Party A pay 10% of the total contract amount as liquidated damages and shall have the right to terminate the Contract.

Article 4 – Fees and Payment

1. Party A shall pay Party B a total program cooperation fee (inclusive of tax) of CNY [12,000,000] (in words: CNY Twelve Million Yuan Only), of which CNY [7,000,000] (in words: CNY Seven Million Yuan Only) shall be for program production, and CNY [5,000,000] (in words: CNY Five Million Yuan Only) shall be for advertisement broadcasting, payable to the following account of Party B:

Account Name: Shanghai China Business News Media Co., Ltd.

Account No.: 076457-4292141709

Bank: Shanghai Pudong Development Bank, Jing’an Sub-branch

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Advance Payment: Party A shall, on or before August 10, 2024, pay Party B an advance payment in the amount of CNY 1,200,000 (in words: CNY One Million Two Hundred Thousand Yuan Only), of which CNY 612,000 (in words: CNY Six Hundred Twelve Thousand Yuan Only) shall be the “Advertising Fee” and CNY 588,000 (in words: CNY Five Hundred Eighty-Eight Thousand Yuan Only) shall be the “Production Fee.” If Party A fails to make the full advance payment in one lump sum and on time, Party B shall have the right to terminate this Contract and may also require Party A to pay liquidated damages equivalent to 10% of the advance payment. Upon Party A’s full performance of its contractual obligations and with Party B’s confirmation and consent, the advance payment may be credited toward the final installment of the program broadcasting fee and advertising fee.

The subsequent payment arrangements and schedules are as follows:

(1) First Installment: One (1) week prior to the recording of Episode 1, Party A shall pay Party B a first production fee installment of CNY 1,750,000 (in words: CNY One Million Seven Hundred Fifty Thousand Yuan Only). Within one (1) week before Episode 1 is broadcast on Party B’s platform, Party A shall pay the first advertising fee installment of CNY 1,250,000 (in words: CNY One Million Two Hundred Fifty Thousand Yuan Only).

(2) Second Installment: One (1) week prior to the recording of Episode 13, Party A shall pay Party B a second production fee installment of CNY 1,750,000 (in words: CNY One Million Seven Hundred Fifty Thousand Yuan Only). Within one (1) week before Episode 13 is broadcast on Party B’s platform, Party A shall pay the second advertising fee installment of CNY 1,250,000 (in words: CNY One Million Two Hundred Fifty Thousand Yuan Only).

(3) Third Installment: One (1) week prior to the recording of Episode 25, Party A shall pay Party B a third production fee installment of CNY 1,750,000 (in words: CNY One Million Seven Hundred Fifty Thousand Yuan Only). Within one (1) week before Episode 25 is broadcast on Party B’s platform, Party A shall pay the third advertising fee installment of CNY 1,250,000 (in words: CNY One Million Two Hundred Fifty Thousand Yuan Only).

(4) Fourth Installment: One (1) week prior to the recording of Episode 37, Party A shall pay Party B a fourth production fee installment of CNY 1,162,000 (in words: CNY One Million One Hundred Sixty-Two Thousand Yuan Only). Within one (1) week before Episode 37 is broadcast on Party B’s platform, Party A shall pay the fourth advertising fee installment of CNY 638,000 (in words: CNY Six Hundred Thirty-Eight Thousand Yuan Only).

4. Party B shall issue Party A special VAT invoices for the corresponding amounts of [Advertising Fees] and [Production Fees] within ten (10) days after receiving the payments. Invoicing Information:

Company Name: Beijing Dianqier Creative Interactive Media Culture Co., Ltd.

Bank: China Merchants Bank, Beijing Shijingshan Wanda Sub-Branch

Account No.: 1109 2941 9110 703

Taxpayer Identification No.: 91110108MA00H3YM40

Address: Room 604-3, 6th Floor, Building 1, No. 10 Gongyuan South Road, Chaoyang District, Beijing

Telephone: 17767092026

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Article 5 – Intellectual Property Rights

The complete copyright and program format rights of the Program shall belong to Party A, except as otherwise agreed in this Contract. Party B shall have the right to exercise the first-round television broadcast rights of the Program and the broadcast rights on Party B’s affiliated platforms (including but not limited to: Shanghai Yicai Channel, website, APP, Dongfang Television, as well as SMG’s BesTV, IPTV simultaneous live broadcast and catch-up platforms). In addition, Shanghai Media Group (SMG) and its current or future-developed new media platforms, including but not limited to Knews, BesTV Mall, SITV brand or BesTV, self-owned and cooperative platforms (including but not limited to platforms providing content services, channel control services, or broadcasting services in cooperation with network operators and terminal manufacturers), and various terminal applications, including cable television networks, IP broadband networks, the Internet, digital television networks, mobile Internet and other transmission methods, shall have the right to broadcast the Program in forms such as live streaming, on-demand playback, or catch-up viewing on a permanent basis. All revenue derived therefrom shall belong exclusively to Party B. Party B’s exercise of the above rights shall not require separate authorization from Party A, nor shall Party B be required to pay any fees to Party A or share any revenue. The foregoing rights shall not be sublicensable.

The information network dissemination rights of the Program shall belong to Party A; however, Party B’s Yicai APP and website shall have the right to broadcast the Program.

When Party A applies for and operates related Weibo accounts, WeChat public accounts, WeChat mini-programs, e-commerce platforms, or other new media communication media or online sales platforms for the Program, whether by itself or through an entrusted/affiliated third party, Party A shall be responsible for resolving and bearing any disputes, conflicts, or liabilities arising during the account or platform operation process. If Party A requires Party B’s cooperation in providing relevant proof of qualifications during the registration and operation of official program accounts, Party B shall provide the relevant qualification documents and written authorization as required by the new media platform.

Except as otherwise provided in this Contract, neither Party shall, without the prior written consent of the other Party, use or reproduce in any promotional materials, business cards, website construction, commercial activities, or in any other context, the other Party’s company name, trademark, trade name, domain name, program name, website name, corporate logo, insignia, marks, or any other content belonging to the other Party’s intellectual property rights.

Except as otherwise provided in this Contract, if either Party wishes to use the other Party’s name in its promotional materials, business cards, website construction, or in any other context, it must first obtain the other Party’s formal written authorization. Without such written authorization, neither Party may conduct advertising or commercial activities in the name of the other Party.

Except as otherwise provided in this Contract, when using the other Party’s name for promotional purposes with prior authorization, neither Party shall engage in any conduct that may mislead or cause confusion, leading others to believe that one Party is a subsidiary, branch, affiliate, or other substantively related entity of the other Party.

Except as otherwise provided in this Contract, if either Party breaches the above provision in a manner that constitutes infringement of the cooperating Party’s company name, trademark, trade name, domain name, program name, website name, corporate logo, insignia, marks, or brand, the other Party shall have the right to pursue the breaching Party’s liability for infringement in accordance with applicable laws and regulations.

Except as otherwise provided in this Contract, no footage shall be produced featuring hosts or reporters conducting interviews, experiences, or other on-camera activities; Party A shall not produce business cards under the name of the television station or “[Yicai Channel]” or in any way that may lead the general public to associate it with Party B. Party A shall not use the titles of “[Yicai Channel]” or television station producer, program manager, host, director, cameraman, or any other staff position for external solicitation or business purposes, nor display “[Yicai Channel]” or similar lettering in any location owned by Party A, such as on company vehicles, camera bodies, or microphones that may be publicly identifiable. If any such situation is discovered, Party B shall have the right to terminate or rescind this Contract at any time and demand compensation from Party A for all losses arising therefrom, including but not limited to reputational or economic losses.

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For the purposes of program promotion and publicity, Party A may, based on program plans, posters, and similar materials confirmed via email by both Parties, use Party B’s corporate logo, insignia, marks, trademark, name, and other visual or textual elements without separate authorization from Party B. Such use shall not be deemed infringement by Party A. In cases involving new content, Party A must obtain prior confirmation from Party B by email before use.

Party A warrants that all materials it provides, as well as any program it produces or any content filmed by Party B on its behalf, shall have all necessary copyright, trademark rights, and rights to likenesses lawfully owned by or duly licensed to Party A. Party A shall ensure that in the course of producing and broadcasting the program, Party B’s use of any third party’s copyrighted works, related rights, or other rights—including but not limited to rights of portrait, name, property, or personality—shall be supported by written consent or authorization from the relevant rights holders, which Party A shall obtain and provide to Party B along with the relevant authorization documents or certificates.

If Party A’s breach of this clause results in claims by third parties, penalties from relevant authorities, or liabilities for damages to third parties, Party A shall be responsible for and assist Party B in handling the matter, and shall compensate Party B for all losses suffered, including but not limited to compensation or penalties paid by Party B, litigation/arbitration costs, investigation costs, and attorney’s fees. In exercising such rights, Party B shall act in good faith and in a legal and reasonable manner. Furthermore, given that Party B has reserved broadcasting time slots on its platform, Party B shall still have the right to collect all agreed advertising value-added revenue under this Contract and require Party A to bear liability for breach.

If any of the above circumstances occur, Party B shall have the right to terminate this Contract at any time and demand that Party A pay liquidated damages equal to 15% of the total contract value. If such liquidated damages are insufficient to cover Party B’s losses, Party A shall be liable to make up the difference.

Article 6 Liability for Breach of Contract

After this Contract comes into effect, neither party may unilaterally alter or terminate it. Any alteration or termination of the Contract, except as permitted by law or stipulated herein, must be mutually agreed upon by both Parties A and B through consultation and must be formalized by executing a separate agreement in accordance with the law. Otherwise, it shall be deemed a breach of contract. The breaching party shall pay to the non-breaching party liquidated damages equivalent to fifteen percent (15%) of the total contract amount. If the amount of liquidated damages is insufficient to compensate for the actual losses suffered by the non-breaching party, the breaching party shall make up the shortfall.

If Party A provides advertisements with defective rights, or containing any false or exaggerated content, which, after broadcast, cause reputational or economic loss to Party B, or result in penalties, Party A shall fully compensate Party B. Party B shall also have the right to suspend the broadcast of the program or advertisement. If any third party raises claims, demands, or compensation requests against Party B in relation to programs of Party A broadcast by Party B, Party A shall be responsible for resolving such matters or assisting in the defense, and shall bear any losses incurred by Party B. Such compensation shall include, but is not limited to, indemnities, attorneys’ fees, litigation/arbitration fees, investigation costs, and notarization fees.

The advertising content in Party A’s programs shall not exceed the scope stipulated in this Contract; otherwise, Party B shall have the right to delete or refuse to broadcast Party A’s programs, and Party A shall pay Party B liquidated damages equivalent to fifteen percent (15%) of the total contract amount.

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If Party A fails to pay Party B the program broadcast fees and advertisement fees on time, Party A shall pay liquidated damages to Party B at the rate of 0.5% of the overdue amount for each day of delay, and Party B shall have the right to suspend performance of the Contract. If the delay exceeds thirty (30) days, Party B shall have the right to terminate the Contract and require Party A to pay the broadcast fees and advertisement fees for programs already aired, and Party A shall also pay Party B liquidated damages equivalent to fifteen percent (15%) of the total contract amount. If the amount of liquidated damages is insufficient to compensate Party B’s actual losses, the breaching party shall make up the shortfall.

If, due to Party B’s fault, an approved final version of Party A’s program fails to be broadcast as agreed, Party A shall, within five (5) days after the scheduled or actual broadcast date, raise a written objection and provide monitoring evidence issued by an authoritative monitoring agency recognized by both parties. Party B shall confirm within three (3) working days, and after confirmation, shall provide a make-up broadcast of equivalent value within one (1) month. Beyond this, Party B shall bear no other liability. If Party A fails to raise an objection within the above period, the program shall be deemed to have been broadcast as scheduled. If the suspension or non-broadcast of the program is due to Party A’s fault or reasons stipulated herein, the program shall be deemed to have been broadcast by Party B in accordance with the agreement, and no compensation shall be made.

In the absence of force majeure, if Party B unilaterally terminates the Contract, Party B shall bear liability for breach of contract in the amount of fifteen percent (15%) of the total contract value.

Both parties shall comply with all provisions of this Contract. The breaching party shall assume liability for breach of contract and compensate the non-breaching party for all economic losses incurred thereby; such compensation shall include all costs and expenses incurred by the non-breaching party in taking remedial measures to mitigate losses caused by the breach.

Unless otherwise stipulated herein, if either party commits any other breach of contract and fails to remedy it within fifteen (15) days after receiving written notice from the non-breaching party, the non-breaching party shall have the right to terminate the Contract and require the breaching party to compensate for all losses incurred.

If Party B exercises its right to terminate the Contract in accordance with this Contract, or if the cooperation between the parties is terminated due to Party A’s fault, all liabilities for damages arising from advertisement compensation and related matters shall be borne solely by Party A. In addition, in view of the fact that Party B has reserved broadcasting platform scheduling time slots, Party B shall be entitled to collect the guaranteed incremental revenue from advertisements related to the programs under this Contract.

Article 7 Non-Exclusivity

This Agreement is non-exclusive. Party B shall be entitled to engage in cooperation with other third parties in respect of matters identical or similar to the content of this Agreement.

Article 8 Force Majeure

In the event of an earthquake, typhoon, flood, fire, superior orders received by Party B, or other force majeure events which hinder either party from performing this Agreement, and as a result the Agreement cannot continue to be performed, this Agreement shall be terminated and neither party shall bear any liability for breach of contract. However, the affected party shall promptly notify the other party after the occurrence of the force majeure event.

Article 9 Prohibition of Commercial Bribery

Here’s the professional English translation of the extracted text, rendered in a precise legal-contract style while keeping terminology consistent and natural for formal use:

1. The Parties agree that, in the process of signing and performing this Contract, both Parties shall comply with all applicable laws, including, but not limited to, laws prohibiting bribery and corruption in connection with commercial transactions. Any violation of this clause shall constitute a material breach of this Contract. The non-breaching Party shall have the right to immediately terminate this Contract and to claim compensation from the breaching Party for all losses arising therefrom.

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2. Party A undertakes to Party B that neither Party A nor its personnel or agents shall:

(1) Provide Party B or its personnel (including the spouses, children, and other related persons of Party B’s personnel) with any discounts, agency fees, gifts, gratuities, entertainment, vouchers, or other benefits.

(2) Reimburse Party B or its personnel (including the spouses, children, and other related persons of Party B’s personnel) for any expenses that should be borne by Party A or by an individual.

(3) Facilitate investments in shares, personal loans, or the purchase or sale of stocks, bonds, or similar instruments for Party B or its personnel (including the spouses, children, and other related persons of Party B’s personnel).

(4) Purchase or renovate residential property, arrange marriages or wedding banquets, arrange schooling or employment for spouses or children, or arrange overseas (including cross-border) travel or leisure trips for Party B or its personnel (including the spouses, children, and other related persons of Party B’s personnel).

(5) Arrange banquets, fitness, entertainment, or other activities that may affect fair transactions for Party B or its personnel (including the spouses, children, and other related persons of Party B’s personnel).

(6) Purchase or provide Party B or its personnel (including the spouses, children, and other related persons of Party B’s personnel) with communications equipment, vehicles, or high-end office supplies at prices significantly lower than market value.

(7) Seek improper benefits for, or provide undue convenience to, Party B’s staff members and their spouses, children, or other related persons.

(8) Arrange for Party B’s personnel to hold part-time positions or receive remuneration, wages, or compensation in Party A or Party A’s related companies in violation of regulations; or solicit from Party B’s personnel (including the spouses, children, and other related persons of Party B’s personnel) any business secrets related to Party B.

(9) In the event that Party B investigates suspected improper commercial conduct, Party A shall fully cooperate with Party B by providing evidence and testimony as required.

Any violation of this clause by Party A or its personnel shall constitute a material breach of this Contract. Party B shall have the right to immediately terminate this Contract, to claim compensation from Party A for all losses arising therefrom, and to issue separate internal notices within Party B’s system to restrict or prohibit dealings with Party A.

Article 10 Confidentiality Clause

Unless otherwise authorized in writing by the other Party, neither Party A nor Party B shall disclose to any third party the contents of this Contract or any commercial information of the other Party obtained during the performance of this Contract. This confidentiality obligation shall remain effective even after the expiration, termination, or cancellation of this Contract.

Article 11 Notice

1. Any notice given by one party to the other shall be in writing and delivered by one of the following means:

(1) Delivered in person or sent by courier to the contact person of both parties as specified in this Contract;

(2) To send registered mail with prepaid postage to the contact persons designated by both parties in this contract.

2. If one party delivers documents in person, the other party is obligated to actively cooperate in signing for the delivery. If one party refuses to sign, causing the other party to change the delivery method, any costs arising from this shall be borne by the party refusing to sign.

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3. Any notices sent via the following methods shall be deemed delivered at the following times:

(1) If delivered by special courier or express delivery, it shall be deemed delivered at the time of delivery;

(2) If sent by registered mail with prepaid postage, it shall be deemed delivered forty-eight (48) hours after posting.

Article 12 Other Provisions

1. The standards for program approval involved in this contract (including technical and quality standards) shall be based on the sample film. Party A is responsible for the shooting, production, and all related costs of the sample film, while the final sample shall be determined through consultation between Party A and Party B. If the parties cannot reach an agreement, Party B shall have the final decision. Once the sample film is finalized, it shall be jointly sealed by both parties.

2. Any disputes arising from this contract shall be resolved through negotiation between the parties. If negotiation fails, either party may file a lawsuit in the competent People’s Court located in Party B’s jurisdiction. The execution, validity, and interpretation of this contract shall be governed by the laws of the People’s Republic of China.

3. Matters not addressed in this contract or modifications to this contract shall be agreed upon by the parties through a supplementary agreement. Any oral amendments to this contract shall not be valid.

4. This contract constitutes the complete agreement between the parties concerning the matters addressed herein. In the event of any discrepancies between this contract and any previous written memorandums, agreements, contracts, and negotiation documents, the terms of this contract shall prevail.

5. The following documents shall have the same legal effect as this contract:

Relevant laws, regulations, policies, and administrative directives from Party B’s superior agency or competent authorities.

6. This contract shall take effect from the date of signing and sealing by both parties.

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Contract No.:

Party A (Seal): Beijing Dianqier Creative Interactive Media Culture Co., Ltd.	Party B (Seal):Shanghai China Business News Media Co., Ltd.

(Seal) Beijing Dianqier Creative Interactive Media Culture Co., Ltd.	(Seal) Special Seal for Contract， Shanghai China Business News Media Co., Ltd.

Authorized Representative Signature: Xie Jiawei	Authorized Representative Signature: Gong Beilan

Date: July 4, 2024	Date: July 4, 2024

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